Exhibit 99

UNITED COMMUNITY FINANCIAL CORP.
275 West Federal Street
Youngstown, Ohio 44503-1203
FOR IMMEDIATE RELEASE
Contact:
Patrick A. Kelly
Chief Financial Officer
(330) 742-2592
United Community Financial Corp. Announces
Termination of Merger Agreement with PVF Capital Corp.
YOUNGSTOWN, Ohio (April 1, 2008) United Community Financial Corp. (Nasdaq: UCFC) announced that the Agreement and Plan of Merger among UCFC, PVF Capital Corp. (PVFC), and their respective subsidiaries, The Home Savings and Loan Company and Park View Federal Savings Bank has been terminated. UCFC received notice from PVFC today that PVFC was terminating the Agreement, which either party had the right to do under certain circumstances if the merger had not been consummated by March 31, 2008.
United Community Financial Corp. is an Ohio-based unitary thrift holding company. Its subsidiaries include The Home Savings and Loan Company and Butler Wick Corp. Home Savings has 39 full-service branches and six loan production offices located throughout Ohio and Western Pennsylvania, while Butler Wick 23 offices providing full service retail brokerage, capital markets and trust services throughout Ohio, Western Pennsylvania and New York. Additional information on the Company, Home Savings and Butler Wick may be found on the Company’s web site: www.ucfconline.com.
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